UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2011

OBA FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34593	27-1898270
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

20300 Seneca Meadows Parkway, Germantown, Maryland	20876
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 916-0742

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 16, 2011, the stockholders of OBA Financial Services, Inc. (the “Company”) approved the OBA Financial Services, Inc. 2011 Equity Incentive Plan, which provides for the grant of stock-based and other incentive awards to officers, employees and directors of the Company. A description of the material terms of the plan is contained in the Company’s definitive proxy statement for the Special Meeting of Stockholders filed with the Securities and Exchange Commission on April 11, 2011. A copy of the plan is being filed as Exhibit 10.1.

Item 5.07	Submission of Matters to a Vote of Security Holders

A Special Meeting of Stockholders was held on May 16, 2011.  The matter listed below was submitted to a vote of the stockholders through the solicitation of proxies, and the proposal is described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 11, 2011.  The final result of the stockholder vote is as follows:

Proposal 1 – Approval of the OBA Financial Services, Inc. 2011 Equity Incentive Plan  The stockholders approved the OBA Financial Services, Inc. 2011 Equity Incentive Plan as follows:

For	2,477,843
Against	658,820
Abstain	4,675
Broker non-votes	—

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1
OBA Financial Services, Inc. 2011 Equity Incentive Plan (incorporated by reference to Appendix A to the proxy statement for the Special Meeting of Stockholders filed with the Securities and Exchange Commission on April 11, 2011 (File No. 001-34593))

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OBA Financial Services, Inc.
DATE: May 17, 2011	By:	/s/ David A. Miller
David A. Miller
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
OBA Financial Services, Inc. 2011 Equity Incentive Plan (incorporated by reference to Appendix A to the proxy statement for the Special Meeting of Stockholders filed with the Securities and Exchange Commission on April 11, 2011 (File No. 001-34593))